UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2016

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

784 Memorial Drive, Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 27, 2016, Infinity Pharmaceuticals, Inc. (the “Company” or “we”) entered into a second amendment (the “Second Amendment”) to our agreement with Intellikine LLC (“Intellikine” and such agreement, as amended, the “Intellikine Agreement”). Under the Second Amendment, effective upon the execution of a transaction in which we or our affiliates (i) grant a license or sublicense of rights under certain intellectual property to use, develop and/or commercialize our product candidate IPI-145 or (ii) sell, in an asset sale, any rights necessary to practice IPI-145 (such transaction, a “Qualifying Transaction”), all milestones for our first licensed compound or product under the Intellikine Agreement shall be deemed satisfied as if they had been achieved by IPI-145, and all of our obligations to report the achievement of such milestones and to make accompanying milestone payments to Intellikine for our first licensed compound or product shall be terminated. Additionally, upon the execution of a Qualifying Transaction, our obligation to use diligent efforts to develop products under the Intellikine Agreement shall be reduced from two products to one. We will pay Intellikine fifty percent (50%) of all revenue arising from each Qualifying Transaction, subject to certain exceptions.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amendment, which we intend to file with the Securities and Exchange Commission as an exhibit to our Quarterly Report on Form 10-Q for the period ending September 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: October 3, 2016	By:	/s/ Seth A. Tasker
Seth A. Tasker
Vice President and General Counsel